                                                                     Exhibit 1.1


                               ANIMAS CORPORATION


                      4,000,000 Shares (1) of Common Stock


                             Underwriting Agreement



                                                          ________________, 2004


PIPER JAFFRAY & CO.
J.P. MORGAN SECURITIES INC.
THOMAS WEISEL PARTNERS LLC
As Representatives of the
   several Underwriters listed
   in Schedule 1 hereto
c/o Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, MN  55402

Ladies and Gentlemen:


         Animas Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the "Underwriters"), for whom Piper Jaffray & Co., J.P. Morgan Securities Inc. and Thomas Weisel Partners LLC are acting as the representatives (the "Representatives"), an aggregate of 4,000,000 shares of Common Stock, par value $.01 per share, of the Company (the "Underwritten Shares") and, at the option of the Underwriters, up to an additional 600,000 shares of Common Stock of the Company (the "Option Shares"). The Underwritten Shares and the Option Shares are herein referred to as the "Shares". The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "Stock".


         The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

         1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (File No. 333-113008) including a prospectus, relating to the Shares. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration


--------
(1) Plus an option to purchase from the Company up to an additional 600,000 shares to cover over-allotments.

statement at the time of its effectiveness ("Rule 430A Information"), is referred to herein as the "Registration Statement"; and as used herein, the term "Preliminary Prospectus" means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

         2. Purchase of the Shares by the Underwriters. (a) The Company agrees to issue and sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter's name in
Schedule 1 hereto at a price per share of $[ ] (the "Purchase Price").

         In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price.

         If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

         The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

         (b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the


                                       2
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Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

         (c) The terms of the initial public offering by the Underwriters of the Shares to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         (d) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Ballard Spahr Andrews & Ingersoll, LLP at 10:00 A.M. Philadelphia time on _____ , 2004, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date".

         Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of Piper Jaffray & Co. set forth above not later than 10:30 A.M., Central time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

         (e) As compensation to the Underwriters for their commitments hereunder, the Company will pay, or cause to be paid, to Piper Jaffray & Co., for the accounts of the several Underwriters, an amount equal to $_______ per share for the Shares to be delivered by the Company hereunder on the Closing Date or the Additional Closing Date, as the case may be. On _____, 2004, or on such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing, or, in the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares, the Company will pay or cause to be paid by wire transfer, in immediate available funds, such commission to the account specified by Piper Jaffray & Co.

         3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

         (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at


                                       3
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the time of filing thereof, complied in all material respects with the
Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

         (b) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any one or more Underwriters through one or more of the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

         (c) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby. The selected financial data and the summary financial and other data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. The pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All financial statements required to be included in the Registration Statement and the Prospectus pursuant to the Securities Act and Regulations S-X of the Commission have been included in the Registration Statement and the Prospectus.


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         (d) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (except for any changes related to (a) the granting or exercise of stock options or the granting or issuance of shares of Common Stock pursuant to the Company's 1998 Equity Compensation Plan or 1996 Incentive Stock Plan, (b) the exercise of warrants to purchase Common Stock of the Company, (c) the exercise of warrants to purchase Series C Convertible Preferred Stock of the Company, (d) the conversion of Preferred Stock of the Company into Common Stock of the Company, and (e) the four-for-three stock split of the Common Stock of the Company), or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders' equity, results of operations or earnings of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement, other than those in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

         (e) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders' equity, results of operations or earnings of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

         (f) Capitalization. The authorized, issued and outstanding capital stock of the Company at December 31, 2003 (giving effect to the four-for-three stock split of the Common Stock of the Company) is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" and upon consummation of the sale of the Securities will be as set forth in the Prospectus in the column entitled "Pro Forma As Adjusted" under the caption "Capitalization." Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights. Except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other


                                       5
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equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus. All of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest (other than those granted to Silicon Valley Bank), restriction on voting or transfer or any other claim of any third party.

         (g) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

         (h) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

         (i) The Shares. The Shares have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights, which have not been waived or which were not subject to approval by the Underwriters.

         (j) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or
(iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

         (k) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other


                                       6
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agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and
(iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

         (l) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act, the registration of the Common Stock of the Company under the Exchange Act, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

         (m) Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; no such investigations, actions, suits or proceedings are, to the best knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described.

         (n) Independent Accountants. To the knowledge of the Company, KPMG, LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered their report with respect to the consolidated financial statements and schedules included in the Prospectus are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act and such accountants are in compliance with the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act").

         (o) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those (i) security interests granted to Silicon Valley Bank, (ii) that do not materially interfere with the use made and proposed to be made of such property by the


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Company and its subsidiaries, or (iii) that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (p) Intellectual Property. The Company owns or possesses valid and enforceable licenses or other rights to use all inventions, patents, patent applications, trademarks, service marks, trade names, copyrights, technology, software, databases, Internet domain names, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), proprietary techniques (including processes and substances) and other intellectual property rights used in, or necessary to conduct, the business now conducted by the Company or presently contemplated to be conducted as described in the Registration Statement and the Prospectus ("Intellectual Property"), free and clear of all liens, claims and encumbrances, other than security interests granted to Silicon Valley Bank or as otherwise described in the Registration Statement and the Prospectus. Other than as described in the Registration Statement and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) there are no third parties who have any rights in the Intellectual Property that could preclude the Company from conducting its business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (ii) there are no pending or, to the knowledge of the Company, threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or (if the Intellectual Property is licensed) the licensor thereof in any Intellectual Property owned or licensed to the Company; (iii) neither the Company nor (if the Intellectual Property is licensed) the licensor thereof has infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; and (iv) there is no dispute between it and any licensor with respect to any Intellectual Property. The Company has taken all reasonable steps to protect, maintain and safeguard the Intellectual Property for which improper or unauthorized disclosure would impair its value or validity and has entered into appropriate nondisclosure and confidentiality agreements and made appropriate filings and registrations in connection with the foregoing. True and correct copies of all material licenses and other agreements between the Company and any third party relating to the Intellectual Property (other than "shrink-wrap" or other agreements related to software available in consumer retail stores), and all amendments and supplements thereto, have been provided to the Underwriters.

         (q) Regulatory Filings. As of the date of this Agreement and except as described in the Registration Statement and the Prospectus, the Company is not required to file or obtain any registration, application, license, request for exemption, permit or other regulatory authorization with the U.S. Food and Drug Administration (the "FDA") or any other federal, state, local or foreign regulatory body in order to conduct its business as described in the Registration Statement and Prospectus.

         (r) Regulatory Compliance. The Company holds all clearances, approvals, registrations, authorizations, and orders of any governmental or self-regulatory body required for the conduct of its business, except where the failure to hold would not, individually or in the aggregate, have a Material Adverse Effect. The Company is operating in compliance with all such clearances, approvals registrations, authorizations and orders, except where such noncompliance would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. All such franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders are valid and in full force and effect. As of the date of this Agreement, the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees. Without limiting the foregoing, as of the date of this Agreement, the Company is in compliance with the provisions of the Federal Food, Drug, and Cosmetic Act ("FDC Act") relating to medical devices except where such noncompliance would not result in a Material Adverse Effect. As of the date of this Agreement, each device that the Company investigates, manufactures, causes to be manufactured and distributes or causes to be distributed for sale to the general public (the "Company Devices") is the subject of an investigational device exemption ("IDE)", if required, or 510(k) premarket notification which resulted in a finding of substantial equivalence by the FDA or such device qualifies for exemption from 510(k) premarket notification requirements. As of the date of this Agreement, none of the Company Devices found substantially equivalent by the FDA have been modified in such a manner as to require the submission of a new 510(k) premarket notification. As of the date of this Agreement, the Company believes that none of the Company Devices have been labeled or promoted in such a manner as to require the submission of a new 510(k) notification. All of the Company Devices being commercialized are listed with the FDA and have been manufactured in a facility registered by the Company with the FDA, if required. All the Company Devices manufactured by the Company or which the Company causes to be manufactured by third parties are manufactured in accordance with applicable Quality Systems Regulations, 21 C.F.R. Part 820, except where such failure to be in accordance would not have a Material Adverse Effect. The Company believes it has submitted all reports necessary to be submitted in accordance with the Medical Device Reporting regulations, 21 C.F.R. Part 803. These reports have been investigated and adequate corrective action has been taken as required by Part 803, good manufacturing practices and Quality System Regulations. As of the date of this Agreement, the Company has labeled and promoted the Company Devices in accordance with the provisions of the FDC Act and the FDA's implementing regulations, except where such failure to be in accordance would not have a Material Adverse Effect. As of the date of this Agreement, the Company Devices are not misbranded, adulterated, or otherwise in violation of the FDC Act or the FDA's regulations, or any foreign regulatory law, regulation, order or rule governing the Company's current business except where such misbranding, adulteration or other violation would not have a Material Adverse Effect. No employees of the Company, or, to the Company's knowledge, its contract manufacturers, have been debarred or are otherwise prohibited from participating in its business operations.

         (s) Foreign Device Regulation. The Company or one of its distribution partners have submitted all reports and other documentation necessary to be submitted in accordance with applicable foreign regulatory orders, laws and regulations in jurisdictions in which the Company or a distribution partner are offering Company Devices for sale to the general public, except where such failure to submit would not have a Material Adverse Effect. Neither the Company nor its distribution partners have received notification of the violation of any applicable statute, rule, regulation or order administered or issued by any foreign administrative agency, regulatory body, government or governmental agency in foreign jurisdictions in which the Company or a distribution partner is offering Company Devices for sale to the general public, except where such violation would not have a Material Adverse Effect..

         (t) No FDA Action. As of the date of this Agreement, there are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened by the FDA against the

Company seeking revised labeling, recalls, limitations, suspension or revocation of any clearance, license, approval or authorization required by the Company to conduct its business as described in the Registration Statement and the Prospectus. As of the date of this Agreement, to the Company's knowledge, there are no-rule-making or similar proceedings before the FDA or comparable federal, state, local or foreign government bodies which involve or affect the Company which, if the subject of an action unfavorable to the Company or its distributors, would have a Material Adverse Effect.

         (u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

         (v) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

         (w) Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law, or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect.

         (x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, accreditations, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, accreditation, permit or authorization or has any reason to believe that any such license, certificate, accreditation, permit or authorization will not be renewed in the ordinary course. The Company maintains current and valid Medicare and Medicaid supplier numbers.

         (y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, other than any disturbances or disputes that would not result in a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would individually or in the aggregate, have a Material Adverse Effect.

         (z) Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

         (aa) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of
Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

         (bb) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (cc) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

         (dd) No Unlawful Payments or Relationships. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (v) any financial relationships, whether in the form of ownership or investment interests or compensation arrangements, with any physicians (or immediate family members of such physicians) who are potential referral sources for the Company, that are in violation of federal or state physician referral prohibitions except in any such case in which such use, payment, or violation would not, individually or in the aggregate, have a Material Adverse Effect.

         (ee) Health Care Programs. To the knowledge of the Company, no executive officer of the Company has (i) been convicted of any offense related to the delivery of an item or service under or excluded from participation in any federally or state funded health care program, (ii) become a "sanctioned person" under any federally or state funded health care program, or (iii) been listed on the Cumulative Sanction List of the Office of Inspector General for the United States Department of Health and Human Services or the General Service Administration's List of Parties Excluded from Federal Programs.

         (ff) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company.

         (gg) No Broker's Fees. Except as contemplated by this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.

         (hh) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares, other than rights which may not be exercised if the Underwriters determine in good faith that marketing factors require a limitation on the number of securities to be underwritten.

         (ii) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

         (jj) Business With Cuba. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

         (kk) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange
Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (ll) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

         (mm) Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

         4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

         (a) Effectiveness of the Registration Statement. The Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and the Company will furnish copies of the Prospectus to the Underwriters in Minneapolis prior to 10:00 A.M., Central time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

         (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto, as the Representatives may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Shares a prospectus relating to the Shares is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer.

         (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably object.

         (d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will make every reasonable effort to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will make every reasonable effort to obtain the lifting thereof at the earliest possible moment.

         (e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

         (f) Blue Sky Compliance. The Company will use its best efforts, in cooperation with the Representatives, to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

         (g) Earning Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary to make generally available to its security holders as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

         (h) Clear Market. For a period of 180 days after the date of the initial public offering of the Shares, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (1) the Shares to be sold hereunder, (2) any shares of stock of the Company, options, other equity grants, or shares of stock of the Company issued upon the exercise of options, under the 2004 Equity Compensation Plan, 1998 Equity Incentive Plan or 1996 Incentive Stock Plan (including the registration of such shares on a Form S-8), (3) any shares of stock of the Company issued under the Company's Employee Stock Purchase Plan, (4) any shares of stock of the Company issued upon the exercise of warrants to purchase Common Stock or Preferred Stock of the Company outstanding on the date hereof, (5) any shares of stock of the Company issued upon the conversion of any of the Company's Preferred Stock, and (6) any transfers that are permitted under the lock-up agreements delivered to the Underwriters pursuant to Section 5(m) hereof.

         (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Prospectus under the heading "Use of Proceeds".

         (j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

         (k) Exchange Listing. The Company will use its best efforts to effect the quotation of the Common Stock (including the Shares) on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which they are reported by the Nasdaq National Market.

         (l) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

         5. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

         (a) Registration Compliance; No Stop Order. The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

         (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

         (c) No NASD Objection. The NASD shall have raised no unresolved objection to the fairness and reasonableness of the underwriting terms and arrangements.

         (d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

         (e) Officer's Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the representation set forth in Section 3(b) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and
(iii) to the effect set forth in paragraphs (a) and (c) above.

         (f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG, LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

         (g) Opinion of Counsel for the Company. Pepper Hamilton LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, in the form attached as Annex A hereto.

         (h) Opinion of Patent Counsel for the Company. Finnegan, Henderson, Farabow, Garrett & Dunner LLP, patent counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, in the form attached as Annex B hereto.

         (i) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

         (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

         (k) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

         (l) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

         (m) Lock-up Agreements. The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between the Representatives, the Company and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities of the Company, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

         (n) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         6. Indemnification and Contribution.

         (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees, representatives, agents and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, or are caused by, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection
(b) below.
         (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: [the concession and reallowance figures appearing in the _______ paragraph under the caption "Underwriting"], the information contained in the ________ paragraph under the caption "Underwriting", [and the following information in the Prospectus furnished on behalf of _______].

         (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

         (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

         (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

         7. Effectiveness of Agreement. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) receipt by the

Company and the Representatives of notice of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment thereto).

         8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus; or (v) there shall be any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or the Company shall for any reason be unable to perform its obligations under this Agreement, in each case which the Underwriters have not waived.

         9. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in
Schedule 1 hereto that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such

Underwriter agreed to purchase hereunder on such date plus such Underwriter's pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-tenth of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

         (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

         10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof;
(iii) the fees and expenses of the Company's counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including up to $5,000 of the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all reasonable expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (viii) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the Nasdaq National Market.

         (b) If (i) this Agreement is terminated pursuant to Section 8(v), (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

         11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

         12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

         13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

         14. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Piper Jaffray & Co. on behalf of the Underwriters, and any such action taken by Piper Jaffray & Co. shall be binding upon the Underwriters.

         (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, MN 55402 (fax: (612) 303-1410); Attention: James Martin, Chief Counsel. Notices to the Company shall be given to it at Animas Corporation, 200 Lawrence Drive, West Chester, PA 19380, (fax: (484) 568-1407);
Attention: Katherine Crothall, with a copy to Pepper Hamilton LLP, 3000 Two Logan Square, Philadelphia, Pennsylvania 19103-2799, (fax: (215) 981-4950),
Attention: Barry M. Abelson, Esq.

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (d) Counterparts. This Agreement may be signed in counterparts and by facsimile (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                          Very truly yours,

                                          ANIMAS CORPORATION


                                          By:  _________________________________
                                               Name:  Katherine D. Crothall
                                               Title: Chief Executive Officer


Accepted: __________, 2004

PIPER JAFFRAY & CO.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto



By: _____________________________
    Authorized Signatory

                                   SCHEDULE 1


         Underwriter                                   Number of Shares
         -----------                                   ----------------

         Piper Jaffray & Co.

         J.P. Morgan Securities Inc.

         Thomas Weisel Partners LLC


                                                       ----------------
         Total

                                     Annex A

              Opinion Points to be Delivered by Pepper Hamilton LLP

1. The Company has been duly organized and validly exists as a corporation in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and the Company is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth beside the Company's name on Exhibit A attached hereto.

2. Each of the Company's Subsidiaries has been duly organized or formed and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the State of Delaware. Each Subsidiary has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and each Subsidiary is duly qualified to do business as a foreign entity and is in good standing in the jurisdictions set forth beside the Company's name on Exhibit A attached hereto.

3. All of the outstanding shares of capital stock or other equity securities of each of the Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and are owned by the Company, directly or indirectly, free and clear of any liens or other security interests other than those granted to Silicon Valley Bank in connection with financings of the Company.

4. The shares of Common Stock and Preferred Stock of the Company, which were issued prior to January 1, 2001, and which are issued and outstanding immediately prior to the issuance of the Underwritten Shares, as described in the Prospectus, have, to such counsel's knowledge, been duly authorized and validly issued, and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. The shares of Common Stock and Preferred Stock of the Company, which were issued on or after January 1, 2001, and which are issued and outstanding immediately prior to the issuance of the Underwritten Shares, as described in the Prospectus, have been duly authorized and validly issued, and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or similar right (unless such right was subsequently waived) arising under the certificate of incorporation or bylaws of the Company or applicable law, or under any instrument or agreement known to such counsel to which the Company is a party or by which the Company is bound. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and none of the Shares will be issued in violation of any preemptive or similar right arising under the certificate of incorporation or bylaws of the Company or applicable law, or under any instrument or agreement known to such counsel to which the Company is a party or by which the Company is bound, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, and except for those rights which will expire or lapse as of the Closing Date, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's certificate of incorporation, bylaws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, except those rights which have been limited by virtue of the exercise of "cut-back" provisions in applicable registration rights and investor rights agreements.

5. The four-for-three stock split described in the Prospectus was approved in accordance with all necessary corporate action under the certificate of incorporation and bylaws of the Company, and the Delaware General Corporation Law; and the four-for-three stock split became effective upon the effectiveness of the Registration Statement under the Securities Act and prior to the issuance and sale of the Shares to the Underwriters pursuant to this Agreement, all as described in or contemplated by the Prospectus. All of the Preferred Stock of the Company as of the Closing Date will convert on the Closing Date in accordance with its terms into shares of Common Stock, all as described in or contemplated by the Prospectus.

6. To the knowledge of such counsel, except as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The description of the Company's stock option and any other stock plans or arrangements, and the other rights granted or exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

7. The Commission has advised us that the Registration Statement has become effective under the Securities Act. To such counsel's knowledge (and after being advised by the staff of the Division of Corporate Finance of the Commission), no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

8. Except with respect to matters relating to patent and trademark law, the descriptions in the Registration Statement and Prospectus of statutes, contracts and other documents fairly present in all material respects the information required to be shown with respect thereto; and such counsel does not know of any statutes, contracts or other documents required to be described in the Prospectus that are not described as required.

9. The Company has all requisite corporate power and authority to enter into, deliver and perform, this Agreement, and issue and sell the Shares, and this Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) any federal, Delaware or Pennsylvania statute, rule or regulation; (ii) any agreement or instrument that meets the criteria set forth in both of the following clauses (A) and (B): (A) any agreement or instrument that has been filed as an exhibit to the

Registration Statement or is included on a schedule attached to this opinion and
(B) the Company is a party to or is bound by an agreement or instrument or any of the Company's property is subject to such agreement or instrument; (iii) the Company's certificate of incorporation or bylaws; or (iv) to such counsel's knowledge, based upon a search of the dockets of the courts listed on Exhibit B hereto, any order or decree of any federal, Delaware or Pennsylvania court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any federal, Delaware or Pennsylvania court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or for the consummation by the Company of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except (i) such as have been obtained, and (ii) such as may be required under state securities laws and in connection with the review and clearance of the offering with the NASD.

10. To such counsel's knowledge, the Company is not in violation of its certificate of incorporation or bylaws.

11. To such counsel's knowledge and except as described in the Registration Statement and Prospectus, based upon a search of the dockets of the courts listed on Exhibit B hereto, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which will have or which might be reasonably expected to have, a Material Adverse Effect on the Company as a whole or on the financial condition, business, property or results of operations of the Company.

12. The statements in the Prospectus under the captions "Description of Capital Stock" and "Shares Eligible for Future Sale," insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries in all material respects and accurately present the information called for with respect to such documents and matters. To such counsel's knowledge, accurate copies of all contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

13. The Shares have been approved for listing on the Nasdaq National Market.

14. The Company is not an "investment company" or an entity controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

15. The Registration Statement on its effective date under the Securities Act, the Prospectus as of its date, and any Preliminary Prospectus as of its date, and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Securities Act, but excepting the financial statements and schedules and other financial and statistical data included therein, as to which such counsel expresses no opinion), comply as to form in all material respects with the requirements of the Securities Act (except that in the case of any Preliminary Prospectus, any Preliminary Prospectus shall comply to the extent such Preliminary Prospectus is required to comply thereunder).

16. The statements of federal law or regulation under the Federal Food, Drug and Cosmetic Act (the "FFDCA") contained in the Prospectus under the captions "Business - Government Regulation", "Risk Factors - We are a medical device company and our products and processes are regulated and monitored by the Food and Drug Administration (FDA) and by foreign regulators. If we fail to comply with any FDA or foreign regulations, our business may be harmed", and other references in those sections to United States Food and Drug Administration regulatory matters are, in all material respects, correct and accurate statements or summaries of applicable United States Food and Drug Administration law and regulations and fairly present the information disclosed therein.

17. In addition, such counsel shall state that because the primary purpose of its engagement was not to establish or confirm factual matters or financial or accounting matters, it is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or any amendment thereto (except to the extent set forth under paragraph 8, 12 and 16 above). Without limiting the foregoing, such counsel shall state that it assumes no responsibility for and has not independently verified the accuracy, completeness or fairness of the financial statements and any schedules and other financial data included in the Registration Statement or any amendment thereto and has not examined the accounting or financial records from which such financial statements, schedules (if any) and relevant data are derived. However, such counsel shall state that it has participated in conferences with officers and other representatives and legal counsel of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and any amendment thereto were discussed and at which such counsel inquired of the officers and other representatives of the Company as to the materiality of the facts disclosed to such counsel. Such counsel shall further state that based upon such participation and review, and relying in such counsel's judgment as to materiality in large part upon the factual statements of officers and other representatives of the Company, nothing has come to such counsel's attention that would lead it to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need not make any statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need not make any statement), as of the date of effectiveness or as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering any such opinion, such counsel may state that such counsel has assumed that the laws of the State of New York are identical in all respects to the laws of the State of Delaware and no opinion regarding New York shall be required.

                  In rendering such opinion such counsel may rely (i) as to matters of law other than Delaware and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that although such counsel is not admitted to practice law in such jurisdiction, it has no reason to believe that they and you are not entitled to rely on such opinion and
(ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of public officials and officers of the Company, provided that the extent of such reliance is specified in such opinion.

                                    EXHIBIT A

                             Foreign Qualifications

Name:                                                        Foreign Qualification
-----                                                        ---------------------
Animas Corporation                                           Pennsylvania
Animas Diabetes Care, LLC                                    Pennsylvania
Animas Holdings, Inc.                                        None

                                    EXHIBIT B

                                     Courts

The United States District Court for the Eastern District of Pennsylvania

The United States District Court for the District of Delaware

Court of Common Pleas - Chester County (Pennsylvania)

                                     ANNEX B

              Form of Opinion of for Patent Counsel for the Company

                                    EXHIBIT A


                            FORM OF LOCK-UP AGREEMENT



                                                              _________ __, 2004


The Underwriters
(as such term is defined below)
c/o Ballard Spahr Andrews & Ingersoll, LLP
1735 market Street, 51st Floor
Philadelphia, PA 19103
Attention:  Joseph W. La Barge, Esquire


ANIMAS CORPORATION
c/o Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103
Attention: Steven Weinstein, Esquire

         Re:  Possible Initial Public Offering

Ladies and Gentlemen:

         The undersigned understands that Animas Corporation, a Delaware corporation (the "Company") is considering a possible initial public offering (the "Public Offering") of Common Stock, par value $.01 per share, of the Company (the "Common Stock") through underwriters (the "Underwriters") with the representatives (the "Representatives") of which the Company intends to enter into an Underwriting Agreement (the "Underwriting Agreement").

         If the Public Offering is undertaken, in consideration of the Underwriters' agreement to purchase and make the Public Offering, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of both of the Representatives (the "Identified Representatives") so identified in the final prospectus (the "Prospectus") relating to the Public Offering, the undersigned will not, during the period commencing on the date the Company files a registration statement for the Public Offering with the Securities and Exchange Commission and ending 180 days after the date of the Prospectus: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except for the exercise of options or warrants to purchase Common Stock or securities convertible into Common Stock and the conversion of securities convertible into Common Stock. Notwithstanding the foregoing, nothing herein shall prevent or prohibit (a) bona fide gifts by the undersigned, (b) transfers by the undersigned to his or her family members or related trusts for the benefit of his or her family members, or (c) transfers by the undersigned to its affiliates (as defined in the rules and regulations of the Securities Act of 1933), provided that in the case of each of (a), (b) and (c) the transferee agrees in writing to the terms of this letter. In addition, the undersigned agrees that, without the prior written consent of the Identified Representatives, it will not, during the period commencing on the date the Company files a registration statement for the Public Offering with the Securities and Exchange Commission and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

         It is understood that, if the Company notifies all of the Representatives that it does not intend to proceed with the Public Offering, if the Underwriting Agreement does not become effective by December 31, 2004, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned will be released from his, her or its obligations under this Letter Agreement.

         The undersigned understands that, if the Public Offering is undertaken, the Underwriters will enter into the Underwriting Agreement and proceed with the Public Offering in reliance upon this Letter Agreement.

         The Underwriters shall be permitted to enforce the obligations of the undersigned under this Letter Agreement to the fullest extent permitted under applicable law.

         The Company shall not amend waive or terminate this Letter Agreement without the prior written consent of the Identified Representatives.


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
         This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                                                     Very truly yours,





                                                     By: _______________________
                                                            Name:
                                                            Title:


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